Exhibit 99.2

                                MERGER AGREEMENT

DATED AS OF:      May 22, 2003

PARTIES:          Marquette Financial Companies                    ("Marquette")
                  3800 Dain Rauscher Plaza
                  60 South Sixth Street
                  Minneapolis, MN 55480-1000

                  Valley Bancorp, Inc.                                ("Valley")
                  3550 N. Central Ave. #150
                  Phoenix AZ  85012-2106

                  United Financial Corp.                                 ("UFC")
                  P. O. Box 2779
                  120 First Avenue North
                  Great Falls MT  59403


RECITALS:

         A. Marquette is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

         B. Valley is a registered bank holding company under the BHC Act, and owns 100% of the capital stock of Valley Bank of Arizona (the "Bank").

         C. UFC is a registered bank holding company under the BHC Act, and owns 1,125,293 shares (65.3%) of the common stock of Valley (the "UFC Shares").

         D. The Board of Directors of each of Valley and Marquette has determined that it would be in the best interests of such party and its shareholders to merge Valley with a wholly-owned subsidiary of Marquette ("Newco"), subject to the terms and conditions of this Agreement (the "Merger").

         E. The Board of Directors of Valley has approved this Agreement and the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger"), has authorized the execution, delivery and performance of this Agreement and the Plan of Merger, and has directed the submission of this Agreement and the Plan of Merger to its shareholders with the recommendation that it be approved.

         F. The Board of Directors of Marquette has approved this Agreement, has authorized the execution, delivery and performance of this Agreement and, subject to the terms and conditions of this Agreement, shall cause Newco to approve the Plan of Merger.



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AGREEMENTS:

         IN CONSIDERATION of the mutual covenants set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
                                    ARTICLE 1
                                   THE MERGER

         1.1) Merger. At the Effective Time (as defined below), pursuant to the provisions of this Agreement, the Plan of Merger and the Arizona Business Corporation Act (the "Act"), Newco shall be merged with and into Valley and the separate existence of Newco shall thereupon cease. After the Effective Time, the existence and corporate organization of Valley (the "Surviving Corporation") shall continue in effect as the surviving corporation, until such time as it may be merged with another entity or otherwise liquidated. The name of the Surviving Corporation shall be "Valley Bancorp, Inc."

         1.2) Articles of Incorporation and Bylaws of Surviving Corporation. At the Effective Time, the Articles of Incorporation and Bylaws of Valley immediately prior to the Effective Time shall constitute and be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

         1.3) Board of Directors of Surviving Corporation. At the Effective Time and continuing thereafter, the members of the Board of Directors of Newco immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation until such board may be changed or reconstituted as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         1.4) Officers of Surviving Corporation. At the Effective Time and continuing thereafter, the officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation until such officers may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         1.5) Certain Effects of the Merger. At the Merger Effective Time, the Surviving Corporation shall succeed to and possess all the assets, rights, privileges, powers, franchises and immunities, and be subject to all liabilities, restrictions, disabilities, and duties of both Newco and Valley; and all the assets, rights, privileges, powers, franchises and immunities of Newco and Valley and all properties, real, personal and mixed, and all other interests or things in action of or belonging to Newco or Valley, shall be vested in the Surviving Corporation and shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of Newco or Valley; and title to any real estate or any interest therein vested by deed or otherwise in Newco or Valley shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of Newco or Valley shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of Newco or Valley shall become those of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if incurred or contracted by the Surviving Corporation.

         1.6) Further Assurances. After the Effective Time, the appropriate officers or directors of Newco or Valley, as the case may be, are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all other acts or things as may be requisite or desirable to carry out the provisions of this Agreement and the Plan of Merger.

                                    ARTICLE 2
                                 TERMS OF MERGER

         2.1) Conversion of Shares.

         (a) Newco Shares. At the Effective Time, each share of stock of Newco then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute one share of common stock of the Surviving Corporation.

         (b) Valley Shares. At the Effective Time, each share of common stock of Valley then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute the right to receive cash ("Cash Payment") equal to the Conversion Price (defined below).

         (c) Conversion Price. The "Conversion Price" for each share of common stock of Valley then outstanding shall equal the Aggregate Conversion Price divided by the total number of shares of common stock of Valley outstanding as of the Closing Date (defined below), including shares issued on the Closing Date in connection with the exercise of the Stock Options (defined below). The "Aggregate Conversion Price" for all of the issued and outstanding capital stock of Valley shall be the sum of
         (x) Fourteen Million Four Hundred Thousand Dollars ($14,400,000), minus
         (y) the amount of the Davidson Fees paid or payable by Valley (as further described in Section 4.17), plus (z) the amount, if any, paid to Valley after January 1, 2003 in connection with the exercise of the Stock Options, as hereinafter defined.

         (d) Valley Dissenting Shares. Each share of Valley common stock outstanding immediately prior to the Effective Time, the holder of which has, as of the Closing Date, perfected and preserved dissenters' rights to be paid fair value for such shares under the Act (such shares referred to as "Dissenting Shares"), shall not represent a right to receive a Cash Payment pursuant to Section 2.1(b). The holders of Dissenting Shares shall be entitled only to such rights as are granted by the Act. Each holder of Dissenting Shares who becomes entitled to payment for such holder's Valley common stock pursuant to the Act shall receive payment therefor from the Surviving Corporation (but only pursuant to the Act or as otherwise agreed upon by such holder and the Surviving Corporation). Dissenting Shares shall be considered outstanding immediately prior to the Effective Date for purposes of calculating the Conversion Price.

                                    ARTICLE 3
                             EFFECTIVE TIME; CLOSING

         3.1) Effective Time. The Merger shall become effective when properly executed and acknowledged Articles of Merger are duly filed with the Arizona Corporation Commission as provided in the Act, and the term "Effective Time" shall mean the date on which the Merger becomes effective in accordance with the Act.

         3.2) Closing. The closing (the "Closing") of the transactions contemplated by this Agreement will take place at the Minneapolis office of Dorsey & Whitney LLP, on such date as the parties mutually agree but not later than the last day of the first full month following receipt of all necessary shareholder approvals and all necessary regulatory approvals, the expiration of all applicable regulatory waiting periods, and satisfaction of all other conditions (the "Closing Date").

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF VALLEY AND UFC

         As an inducement to Marquette to enter into this Agreement, Valley and UFC make the following representations and warranties to Marquette, all of which shall be true and correct as of the date of this Agreement and as of the Closing Date, subject to the exceptions noted in the Disclosure Schedule attached hereto. UFC will be deemed to have made the following representations and warranties to the same extent as the Bank Group, will have the benefit of the Bank Group's knowledge qualifiers as if such knowledge qualifiers had also included UFC and will also have the benefit of the additional knowledge qualifiers of UFC.



         4.1) Organization. The Valley consolidated group (the "Bank Group") consists of Valley, which in turn owns 100% of the outstanding capital stock of the Bank. Valley is an Arizona corporation and is a registered bank holding company under the BHC Act; and the Bank is an Arizona banking corporation. Each member of the Bank Group is duly organized, validly existing and in good standing under all applicable laws, rules and regulations of its state of incorporation with all requisite power and authority necessary or required by law to carry on the business activity in which it is presently engaged in each jurisdiction in which such activities are conducted. The Bank is an insured bank as defined in the Federal Deposit Insurance Act. True and complete copies of the articles of association or incorporation and bylaws of each member or the Bank Group, as amended to date, have been delivered to Marquette. There have been no acts or omissions which will, and there are no pending proceedings or actions to, limit or impair any of the powers, rights and privileges of any member of the Bank Group or to dissolve any member of the Bank Group. Valley has no direct or indirect subsidiaries other than the members of the Bank Group. No member of the Bank Group is a partner in any partnership, member of any limited liability company or a party to any joint venture.

         4.2) Authority for Agreement. Valley and UFC have all requisite power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement, subject to approval by Valley's shareholders. This Agreement has been duly executed and delivered by and constitutes the valid and legally binding obligation of Valley and UFC, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Valley and UFC, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under (i) the Articles of Incorporation or Bylaws of any member of the Bank Group or UFC, or (ii) any agreement, understanding, instrument or order to which any member of the Bank Group or UFC is a party or by which any of their property is bound and, in the case of UFC, is known to UFC. No consent, approval, order or authorization of, or registration or filing with, any governmental authority is required in connection with the execution, delivery and performance by Valley or UFC of this Agreement, except filing of the Articles of Merger and applications or notices which must be filed with state and federal bank regulatory agencies.

         4.3) Capitalization. Valley has authorized capital stock consisting of 10,000,000 shares of $0.10 par value per share common stock and 1,000,000 shares of $0.10 par value per share preferred stock, of which 1,722,818 shares of common stock and no shares of preferred stock are issued and outstanding. All outstanding shares of common stock are owned of record as of the date of this Agreement as detailed on Section 4.3 of the Disclosure Schedule. The Bank has authorized capital consisting of 10,000,000 shares of no par value per share common stock and 1,000,000 shares of preferred stock, of which 1,000,000 shares of common stock are issued and outstanding, all of which are owned by Valley and no shares of preferred stock are issued and outstanding. Except as described on
Section 4.3 of the Disclosure Schedule, all of the UFC Shares and all of the outstanding shares of capital stock of the Bank are free and clear of any claim, lien, pledge, security interest, charge, or other encumbrance whatsoever. Except for the stock options described in Section 4.3 of the Disclosure Schedule ("Stock Options"), there are no other outstanding equity securities of any kind and no options, warrants, conversion privileges, irrevocable proxies or other rights, agreements, arrangements or commitments obligating any member of the Bank Group to issue, sell, purchase or redeem, or restricting the transfer of, any shares of their capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of their capital stock or securities, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of the capital stock of any member of the Bank Group. All of the outstanding shares of capital stock of each member of the Bank Group have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive rights. The representation in the prior sentence is made by UFC only to its knowledge. There are no unpaid dividends which have been declared and/or accumulated with respect to the capital stock of any member of the Bank Group and there are no restrictions applicable to the payment of dividends on such capital stock except pursuant to applicable laws and regulations.

         4.4) Litigation. There is no pending or to the knowledge of the Bank Group threatened litigation or proceeding before any court, arbitrator or governmental department, board or agency against any member of the Bank Group; and there currently is no judgment, decree, order, writ, or injunction against any member of the Bank Group.

         4.5) Record Books. The minute books and stock record books of each member of the Bank Group are complete and correct in all material respects and reflect all transactions required to be recorded under all applicable laws or regulations.

         4.6) Taxes. Each member of the Bank Group has filed all requisite federal, state and local tax returns and all other returns with respect to taxes which are required to be filed on or before the date hereof. All such returns were accurately prepared, and no member of the Bank Group expects or anticipates the assessment, or believes there would be a reasonable basis for assessment, of additional taxes on any member of the Bank Group by any state or federal agency which would exceed the estimated reserves established on the books and records of each member of the Bank Group. Complete copies of all state and local tax returns filed by or on behalf of each member of the Bank Group for the last three tax years have been made available to Marquette. All taxes, assessments and other governmental charges due on or before the date hereof upon each member of the Bank Group, or upon any of their income, properties or assets, have been duly paid or will be paid within the statutory filing periods. No member of the Bank Group has received any notice of deficiency or assessment of additional taxes. No member of the Bank Group has granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state or other tax. Each member of the Bank Group has withheld proper and accurate amounts from its employees and deposited such sums in full and complete compliance with the tax withholding provisions of applicable federal and state laws, and has maintained adequate accrual and reserves to cover the liability of each member of the Bank Group for all their respective federal and state income and other taxes. The members of the Bank Group have filed consolidated federal income tax returns, have entered into a consolidated income tax sharing agreement, a complete copy of which has been provided to Marquette ("Tax Agreement") and have taken all actions necessary to qualify as a consolidated group for purposes of the Internal Revenue Code. The Tax Agreement complies with the Federal Reserve Board's policy statement concerning tax sharing agreements and no tax or benefit payments have been made or withheld in violation of the aforementioned policy statement.

         4.7) Financial Statements. The Valley unaudited financial statements (including balance sheet and statements of income) as of December 31, 2002 and December 31, 2001; Annual Report of Bank Holding Companies (FR Y-6) for the period ending December 31, 2002 and 2001; Quarterly Report of Bank Holding Companies (FR Y-LP) for the period ending March 31, 2003; Bank's Consolidated Reports of Condition and Reports of Income for the period ending December 31, 2002 and March 31, 2003; and Bank's internal board reports for the periods ending March 31, 2003, true and correct copies of which have been delivered to Marquette, and any subsequent unaudited balance sheet or income statement, Annual or Quarterly Report of Bank Holding Companies, Consolidated Report of Condition and Report of Income, internal board report and any subsequent periodic report prepared by or on behalf of any member of the Bank Group, copies of which are delivered in accordance with this Agreement (collectively referred to as the "Financial Statements"), have been prepared in accordance with GAAP, except as otherwise required by bank regulatory accounting principles, in a manner consistently applied, and present fairly the financial condition of Valley or the Bank, as the case may be, as of the date indicated and the results of operations and changes in financial position of Valley or the Bank, as the case may be, for the periods then ended. None of the Financial Statements contain any items of special or non-recurring income or any other income not earned in the ordinary course of business, except as expressly specified therein. No member of the Bank Group has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of such member of the Bank Group, and which are not reflected on or reserved against in the Financial Statements.

                4.8) Title to Properties and Assets. Each member of the Bank Group has the requisite power and authority to own or operate and has good and marketable title to all of the real and personal property, tangible or intangible, recorded on their respective books and records, free and clear of all mortgages, pledges, leases, charges, liens, encumbrances, defects or rights of third parties with the exception of (i) liens for taxes, assessments or other governmental charges not yet delinquent, (ii) such imperfections in title and minor easements, defects, exceptions and encumbrances which in the aggregate, would not have a material adverse effect on the Bank Group, (iii) securities repurchase agreements entered into in the ordinary course of business, and

(iv) pledges of securities by the Bank to secure public deposits. The representation in the prior sentence is made by UFC only to its knowledge. To the knowledge of the Bank Group, all such property is in good and usable condition, ordinary wear and tear excepted, and is maintained in accordance with and complies with all applicable laws, ordinances, codes, rules and regulations. All property and assets held by members of the Bank Group under licenses or leases are held under valid and enforceable licenses and leases, and no member of the Bank Group is in default in any respect under or a party to a dispute under any such licenses or lease, each of which will continue in full force and effect immediately after the Effective Date. Valley agrees to deliver to Marquette, within 30 days from the date hereof, a title commitment for the real properties at which Valley conducts its business (including any fixtures located on such real estate) (the "Title Commitment").

         4.9) Environmental Compliance. To the knowledge of the Bank Group, Properties owned, leased or otherwise used by the Bank Group in conducting its day to day business operations, and the Participation Facilities (as hereinafter defined), are and have been in compliance with all applicable federal, state and local laws including common law, rules, regulations, ordinances, decrees, orders, and judgments relating to the environment, health, safety, natural resources or the storage, disposal or release of Hazardous Materials (defined below) ("Environmental Laws"), except for any such non-compliance or violations which, either individually or in the aggregate, would not have a material adverse effect on the Bank Group. To the knowledge of the Bank Group, during the period of (a) the Bank Group's ownership or operation of any of its respective current properties, or (b) the Bank Group's direct participation in the management of any Participation Facility, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, except where such release, generation, treatment, storage, transportation, or disposal would not have, either individually or in the aggregate, a material adverse effect on the Bank Group. To the knowledge of the Bank Group, there is (i) no friable asbestos or urea formaldehyde materials in or on any property owned or operated by the Bank Group or any Participation Facility, (ii) no electrical transformers or capacitors, other than those owned by public utility companies, on any such properties contain any PCB's, and (iii) no underground storage tanks located on, in or under any such property owned or operated by the Bank Group or any Participation Facility. The Bank Group has never received any written notice from any governmental agency or third party notifying The Bank Group of any Environmental Claim. To the knowledge of the Bank Group, there are no circumstances with respect to any properties currently owned or operated by the Bank Group or any Participation Facility that reasonably could be anticipated
(a) to form the basis for an Environmental Claim against the Bank Group or (b) to cause any properties currently owned or operated by the Bank Group or any Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

         The following definitions apply for purposes of this Section: (a) "Participation Facility" means any facility in which the Bank Group directly participates in the management of such property; (b) "Environmental Claims" shall mean any and all administrative, regulatory, judicial or private actions, suits, demands, demand letters, notices, claims, liens, notices of non-compliance or violation, investigations, allegations, injunctions or proceedings under any Environmental Law; and (c) Hazardous Material shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, or other materials the storage, disposal or release of which is regulated under any Environmental Law.

         This Section 4.9 shall be the only representation by the Bank Group and UFC with respect to Environmental Laws and Environmental Claims.

         4.10) Notes and Other Evidences of Indebtedness. All loans, leases and loan commitments extended by the Bank (the "Loans") have been made and maintained in the ordinary course of business, in accordance with the Bank's customary lending standards and policies, and in compliance with all applicable laws and regulations. The Bank's loan files contain all notes, leases and other evidences of any indebtedness or lease arrangements, including without limitation all loan agreements, loan participation agreements and certificates, security agreements, mortgages, guarantees, amendments, UCC financing statements and similar documents evidencing collateral or other financial accommodations relating to the Loans ("Loan Documents"). The representation in the prior sentence is made by UFC only to its knowledge. All Loan Documents are correct in amount, genuine as to signatures of every party thereto, including, but not limited to lessees, makers and endorsers, and were given for valid consideration and are enforceable in accordance with their respective terms, subject to bankruptcy and other debtor relief laws of general application. None of the obligations represented by the Loan Documents have been modified, altered, forgiven, discharged or otherwise disposed of except as indicated by the Loan Documents or as a result of bankruptcy or other debtor's relief laws of general application. None of the Loans is subject to any offsets or valid and enforceable claims of offset or other liability on the part of the Bank.

        4.11) Employee Plans.

                  (a) Section 4.11 of the Disclosure Schedule sets forth each employee benefit plan with respect to which the Bank Group contributes, sponsors or otherwise has any obligation or are maintained or have, during the last full five years, been maintained by the Bank Group or any party related to the Bank Group (identifying separately those plans related to the Trust Business) (the "Plans"). For purposes of this Section and
                Section 4.11 of the Disclosure Schedule, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the term "Plan" or "Plans" means all employee benefit plans as defined in Section 3(3) of ERISA and all other benefit arrangements including, without limitation, any plan, program, agreement, policy or commitment providing for insurance coverage of employees, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, severance or termination of employment benefits, life, health, death, disability or accidental benefits.

                  (b) No Plan is a "multiemployer plan" within the meaning of
                Section 3(37) of ERISA and the Bank Group has never sponsored a Plan that was subject to Title IV of ERISA or Section 412 of the Code.

                  (c) Except as disclosed in Section 4.11 of the Disclosure
                Schedule, no Plan promises or provides health or life benefits to retirees or former employees except as required by federal continuation of coverage laws or similar state laws.

                  (d) Except as disclosed in Section 4.11 of the Disclosure
                Schedule, (i) each Plan (any related trust agreements or annuity contracts or any other funding instruments) is and has been in all material respects operated and administered in accordance with its provisions and applicable law including, if applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation) required in connection with each Plan have been timely made; (iii) all disclosures and notices required by law or Plan provisions to be given to participants and beneficiaries in connection with each Plan have been properly and timely made; (iv) there are no actions, suits or claims pending, other than routine uncontested claims for benefits with respect to each Plan; and (v) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Plan (including all amendments) is tax qualified under
                Section 401(a) of the Code and The Bank Group knows of no reason that any such Plan is not qualified within the meaning of
                Section 401(a) of the Code and knows of no reason that each related Plan trust is not exempt from taxation under Section 501(a) of the Code.

                  (e) Except as disclosed in Section 4.11 of the Disclosure
                Schedule, (i) all contributions, premium payments and other payments required to be made in connection with the Plans as of the date of this Agreement have been made; (ii) a proper accrual has been made on the books of the Bank Group for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; and (iii) no contribution, premium payment or other payment has been made in support of any Plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 280G, 404, 419, 491A of the Code or otherwise).

                  (f) Except as disclosed in Section 4.11 of the Disclosure
                Schedule and to the Bank Group's knowledge, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title 1 of ERISA which could subject such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to a tax penalty or prohibited transactions imposed by Section 4975 of the Code or would result in material liability to the Bank Group.

                  (g) Except as disclosed in Section 4.11 of the Disclosure
                Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of the Bank Group under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                  (h) Except as disclosed in Section 4.11 of the Disclosure
                Schedule, The Bank Group has not made any payments or transfers of property, is not obligated to make any payments or transfers of property, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments or transfers of property that will not be deductible under Section 280G of the Code.

         4.12) Insurance Policies. The Bank Group has continually maintained insurance policies and bonds insuring each member of the Bank Group against losses relating to all real and personal property owned by members of the Bank Group, personal injury claims and any acts of dishonesty by its employees, officers and directors (the "Insurance"). All of the Insurance is for such amounts as are reasonable and customary for institutions of a similar size and is currently in full force and effect. No application filed for such insurance policies and bonds contains any misstatement of fact or fails to state any fact which may adversely affect the insurance coverage provided. Each member of the Bank Group has properly notified all insurance carriers of any and all known claims for which any member of the Bank Group is insured and has complied with all other material requirements and conditions of such Insurance. No member of the Bank Group has received notice of cancellation of any of the Insurance. No claim has been maintained under any fidelity bond maintained by the Bank Group and no member of the Bank Group is aware of any facts that would form the basis for a claim under any such bond.

         4.13) Compliance with Laws. Each member of the Bank Group has complied in all material respects with all applicable laws, rules and regulations of foreign, federal, state and local governments and all agencies thereof the noncompliance with which would materially adversely affect the business or any owned or leased properties of the members of the Bank Group or to which the members of the Bank Group may be subject and has correctly and accurately filed, in all material respects, all reports, returns, information and data as required by such laws and regulations. There are no currently pending claims by any such governments or agencies against any member of the Bank Group alleging a violation of any such law or regulation and no member of the Bank Group is currently subject to, or has taken any action which will subject it to, any regulatory order or agreement or other regulatory action or has received a less than satisfactory rating in an regulatory examination report issued in the last three years.

         4.14) Contracts and Other Agreements. Except as disclosed in Section
4.14 of the Disclosure Schedule or otherwise disclosed herein, no member of the Bank Group is party to or bound by any written or oral (i) contract with any labor union, (ii) employment, agency, consulting or similar contract, (iii) "true" lease, whether as lessor or lessee, with respect to any real or personal property, (iv) material contract or commitment extending beyond six months from the date of this Agreement that cannot be canceled by it without cost or penalty upon one month or less notice, (v) contract or commitment involving more than $25,000 a year in the aggregate, other than the purchase of merchandise and supplies in the ordinary course of business, (vi) guaranty, suretyship, indemnification or contribution agreement, other than obligations of members of the Bank Group to indemnify its officers and directors in accordance with its Articles or Certificate of Incorporation and Bylaws, (vii) other contract not made in the ordinary course of business, or (viii) contracts for the sale of credit life or disability insurance policies. No member of the Bank Group is party to or bound by any written or oral long-term debt agreement, credit agreement, sale-leaseback agreement, revolving credit agreement, financing agreement or mortgage on real property, in which any member of the Bank Group is named debtor or mortgagor, other than deposit (or similar) obligations of the Bank. No member of the Bank Group is in default, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject. To the knowledge of the Bank Group, all parties with whom any member of the Bank Group has material leases, agreements or contracts or who owe obligations to any member of the Bank Group (other than under the Loan Documents) are in compliance therewith in all material respects.

         4.15) Affiliate and Insider Transactions. Except as disclosed in
Section 4.15 of the Disclosure Schedule, no officer or director of any member of the Bank Group, trustee of any trust holding stock of any member of the Bank Group, or owner of 10% or more of the outstanding common stock of Valley, no member of the immediate family of any such officer, director or shareholder, and no entity controlled by one or more such persons (collectively the "Insiders"), has any loan or any other agreement or arrangement with any member of the Bank Group (other than normal employment arrangements complying with all applicable laws and regulations) or any interest in any property used or pertaining to the business of any member of the Bank Group. For purposes of this paragraph, the members of the immediate family of any individual will consist of the individual's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

         4.16) Fiduciary Duties. To the knowledge of the Bank Group, Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, escrow agent or investment advisor, in accordance with the terms of the documents governing such relationships, applicable state and federal laws, rules and regulations and common law. The accountings for each such fiduciary account are true and correct statements and accurately reflect the assets of such fiduciary account.

         4.17) No Brokers or Finder's Fees. There are no claims for broker's commissions, finder's fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any member of the Bank Group or its shareholders, except such fees and commissions payable by Valley to D.A. Davidson & Co. ("Davidson Fee").

         4.18) Material Adverse Change. There has been no material adverse change in the business, properties, assets or condition, financial or otherwise, of the Bank Group taken as a whole since March 31, 2003 and to the knowledge of the Bank Group no event, act or omission has occurred which will result in a material adverse change in the future, provided that such material adverse change shall not include changes resulting from changes in laws, rules, regulations, Generally Accepted Accounting Principles, general and local economic conditions, prevailing interest or deposit rates, or any other matter affecting financial institutions and their holding companies generally and which do not have a disproportionate impact on a member of the Bank Group.

         4.19) Supervisory Limitations. No member of the Bank Group is party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors of the Federal Reserve System, the OCC, the FDIC or any other regulatory authority, in either case whether written or oral.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF MARQUETTE

         As an inducement to Valley and UFC to enter into this Agreement, Marquette makes the following representations and warranties to Valley and UFC, all of which shall be true and correct as of the date of this Agreement and as of the Closing Date.

         5.1) Organization. Marquette is a Minnesota corporation and is a registered bank holding company under the BHC Act. Marquette is duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite power and authority necessary or required by law to carry on the business activity in which it is presently engaged in each jurisdiction in which such activities are conducted. There have been no acts or omissions which will, and there are no pending proceedings or actions to, limit or impair any of Marquette's powers, rights and privileges or to dissolve Marquette.

         5.2) Authority for Agreement. Marquette has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, subject to approval by its shareholders. This Agreement has been duly executed and delivered by and constitutes the valid and legally binding obligation of Marquette, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Marquette and the Articles of Merger by Newco, and the consummation of the transactions contemplated thereby, will not conflict with or result in any violation of or default under (i) their Articles of Incorporation or Bylaws, or (ii) any trust, guardianship, custody or other agreement, or any understanding, instrument or order to which Marquette or Newco is a party or by which their property is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance by Marquette of this Agreement or by Newco of the Articles of Merger, except filing of Articles of Merger and applications or notices which must be filed with state and federal bank regulatory agencies.

         5.3) No Brokers or Finder's Fees. There are no claims for broker's commissions, finder's fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Marquette except such fees and commissions payable solely by Marquette.

                                    ARTICLE 6
                           COMPLETENESS OF DISCLOSURES

         No representation or warranty of any party in this Agreement or the Disclosure Schedule, contains or, will contain on the Closing Date, any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Disclosure Schedule completely and correctly present the information required by this Agreement to be set forth therein.

                                    ARTICLE 7
                           OPERATIONS PENDING CLOSING

        7.1) Operating Covenants. Valley hereby covenants and agrees that, from the date of this Agreement through the Closing Date or the earlier termination of this Agreement, Valley, except with the prior written consent of Marquette, any request for which Marquette shall promptly review and respond to, shall not and shall not cause or allow the Bank to:

         (a) Declare or pay any dividends or distributions with respect to any shares of their capital stock;

         (b) Borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event shall enter into any long-term borrowings or obligations, other than deposit obligations;

         (c) Discharge or satisfy any material lien or encumbrance on the properties or assets of any member of the Bank Group or pay any material liability, other than in the ordinary course of business, unless the member of the Bank Group is under a legal obligation to make any such payment;

         (d) Sell, assign or transfer any tangible assets, except for the sale of collateral and other assets in the ordinary course of business;

         (e) Amend their Articles of Association or Incorporation or Bylaws;

         (f) Cancel any material debt or claim or waive any right of material value, except renewals of loans and debt restructurings and other transactions in the ordinary course of the Bank's business and consistent with safe and sound banking practices;

         (g) Repurchase or enter into any agreement to repurchase all or any portion of any loan previously participated to any other financial institution where the loan is in default or has been classified;

         (h) Originate any loan which is thereafter participated to another financial institution providing for payment upon default on any basis other than pro rata;

         (i) Make or commit to make any further advances on any loan which is either in default or classified, whether such classification is a result of a federal bank regulatory examination or internal classification by Bank's officers or directors, unless the Bank is under a legal obligation to do so;

         (j) Release or agree to release any collateral securing any loan, except where the collateral released is replaced by collateral with an equal or greater value, where the collateral is immaterial in value or where the Bank is under a legal obligation to release the collateral;

         (k) Make, renew or agree to make, or renew any loan or advance on any existing loan, to any one borrower if the aggregate outstanding loans and commitments to that borrower will exceed $200,000 in the aggregate, unless the Bank is under a legal obligation to do so; or make, renew or agree to make or renew any loan or advance on any existing loan, except in conformity with the Bank's current loan policies and safe and sound banking practices;

         (l) Pay or incur any obligation or liability with respect to capital expenditures which exceed $25,000 in the aggregate;

         (m) Fail to timely pay and discharge all federal and state taxes and other accounts payable for which it is liable;

         (n) Pay or commit to pay any increase in salary or other compensation to any officer, director or employee, other than those certain Stay Bonus Agreements by and between the Bank and each of Michael Day, Daniel Govinsky, David Hyde and Gregory Ryan;

         (o) Make or grant any increase in any Employee Plan or arrangement, amend or terminate any existing Employee Plan or arrangement, or adopt any new Employee Plan or arrangement, except as required by law or by this Agreement;

         (p) Purchase or agree to purchase any investment securities, other than U.S. Treasury securities with a maturity not to exceed five years, or sell or agree to sell any investment securities prior to maturity;

         (q) Incur or permit to be entered against a member of the Bank Group any default judgment, or permit any unsatisfied judgment to remain unsatisfied unless that judgment is being appealed;

         (r) Fail to conduct its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in accordance with the terms and conditions of this Agreement; or

         (s) Sell any stock, except stock of Valley pursuant to the lawful exercise of the Stock Options pursuant to their terms.

        7.2) Operating Representations. Valley represents and warrants to Marquette that, except as disclosed on Section 7.2 of the Disclosure Schedule, for the period from March 31, 2003 through the date of this Agreement, no member of the Bank Group has acted or failed to act in a manner which would constitute a violation of Section 7.1 if such action or inaction occurred after the date of this Agreement.

                                    ARTICLE 8
                              ADDITIONAL COVENANTS

         8.1) Notification of Certain Matters. Valley and UFC shall give prompt notice to Marquette of (a) the occurrence or nonoccurrence of any event, act or omission or the discovery of any information which would be likely to cause any representation or warranty and contained in this Agreement, any of the Financial Statements or the Disclosure Schedule to be materially untrue or inaccurate when made or at any time on or before the Closing Date and
(b) any failure to comply with or satisfy any covenant, condition or agreement hereunder. No such notice by Valley or UFC shall be deemed a permissible exception to a representation or warranty or a waiver of any breach of any other provision of this Agreement unless the event or information described in such notice would not constitute a material breach of such representation or warranty or any other provision of this Agreement.

         8.2) Delivery of Financial Statements. Valley shall and shall cause the Bank to deliver copies of monthly internal board reports, each Consolidated Report of Condition and Report of Income, and each Annual or Quarterly Report of Bank Holding Companies (FR Y-6 or FR Y-9LP) to Marquette within ten (10) days after such reports have been prepared.

         8.3) Shareholder Approvals. Valley and Marquette shall take all actions necessary to submit this Agreement and the Plan of Merger for approval of and recommend approval by their respective shareholders no later than thirty (30) days prior to the receipt of all necessary regulatory approvals and the expiration of all applicable regulatory waiting periods. Prior to any meeting of the shareholders of Valley at which the transactions contemplated by this Agreement are presented for approval, Valley shall deliver to its shareholders a shareholder information or proxy statement ("Shareholder Statement") describing the proposed transactions and all other material facts and information regarding the transactions contemplated by this Agreement, the business and financial condition of the Bank Group, describing the rights of its shareholders in relation to the proposed transactions, and recommending approval of the proposed transactions, except where the Board of Directors of Valley determines in good faith (upon the advice of outside legal counsel) that making no recommendation or recommending against approval of the proposed transactions is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. The Shareholder Statement shall be delivered to Valley's shareholders no later than the date on which notice of such shareholder meeting is provided to the shareholders. Prior to delivery to the shareholders, Valley shall provide Marquette the opportunity to review and comment on a draft of the proposed Shareholder Statement.

         8.4) Voting of UFC Shares. UFC agrees to vote all of the UFC Shares in favor of the transactions contemplated by this Agreement and the Plan of Merger, at any meeting of Valley's shareholders and any adjournments thereof, except where the Board of Directors of UFC determines in good faith (upon the advice of outside legal counsel) that not voting the UFC Shares in favor of the transactions contemplated by this Agreement is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and subject to the payment of the Break Up Fee as further provided in
Section 13.17.

         8.5) Voting of Newco Shares. Marquette agrees to vote all of the outstanding shares of capital stock of Newco in favor of the transactions contemplated by this Agreement and the Plan of Merger, by written action or at any meeting of Newco's shareholders and any adjournments thereof.

         8.6) Shareholder Transmittal Letter. Attached as Exhibit 8.6 is the form of transmittal letter to be used by shareholders of Valley to exchange their stock certificates for the Cash Payment provided for under this Agreement and which shall be delivered by Marquette to Valley's shareholders prior to the Closing Date, so that such shareholders shall have the opportunity to return the transmittal letter, along with their stock certificates, and be paid the Cash Payment immediately after the Closing.

         8.7) Disposition of Employee Plans. The parties acknowledge and agree that Valley or, the Surviving Corporation, as the case may be, shall terminate the Valley Bank of Arizona 401(k) Profit Sharing Plan (the "Plan") and distribute assets to eligible employees as soon as possible following the Merger, subject to the receipt of a favorable determination letter from the Internal Revenue Service regarding the effect of termination on the continued qualification of the Plan. As soon as possible following the execution of this Agreement and prior to the Merger, Valley shall take all actions necessary or appropriate, including the adoption of all necessary board resolutions, to permit the submission and shall submit the Plan to the Internal Revenue Service for a favorable determination letter.

         8.8) Regulatory Approval. No later than 15 days after the date of this Agreement, Marquette shall submit draft applications to all necessary state and federal bank regulatory authorities for prior approval of the Merger as required by applicable law or regulation, use its best efforts to file final applications within 30 days after the date of this Agreement and use its best efforts to obtain all necessary regulatory approvals.

         8.9) Mortgage Processing. UFC shall, and shall cause its subsidiaries and affiliates to, continue to underwrite and process consumer mortgage applications of customers of the Bank, consistent with past practice (including the normal fees charged by UFC which Marquette agrees to cause the Bank or its successor to pay) and in the same manner as applications of customers of UFC and its affiliates, until all applications submitted on or before the Closing Date are approved and closed or denied, consistent with applicable underwriting standards.

         8.10) Participation in Employee Benefit Plans. The parties acknowledge and agree that employees of Bank shall, to the extent permitted by applicable laws and regulations, receive credit for service with Bank for eligibility, vesting and accrual under all employee benefit plans including but not limited to 401(k), Section 125 cafeteria plan, group medical, dental, disability, life, vacation and sickpay plans sponsored or maintained for similarly situated employees of Marquette, provided however, that such credit for service shall not apply for accrual purposes under any defined benefit pension plan. Marquette and Newco shall waive all eligibility waiting periods for participation in such plans.

                                    ARTICLE 9
                ACCESS TO INFORMATION AND PRE-CLOSING EXAMINATION

         9.1) Access to Information and Pre-Closing Examination. Valley shall permit and shall cause the Bank to permit reasonable access to the Bank Group's properties, directors, officers, employees and outside consultants, including prior notice and the option to observe all Bank board of director, loan committee and asset-liability committee meetings, and shall disclose and make available (together with the right to copy) all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the member of the Bank Group in which Marquette may reasonably request. Absent a writing to the contrary executed by an authorized representative of Marquette, Marquette's investigation or lack thereof shall not result in a waiver of any of its rights under this Agreement.

         9.2) Confidentiality. All information furnished pursuant hereto or as otherwise provided will be treated as the sole property of the party furnishing the information until the Closing Date, and, if the Closing does not occur, each party shall return or destroy all documents or other materials containing such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential will not apply to any information which such party can establish
(a) was already legally in its possession prior to the disclosure thereof to such party by the party furnishing the information; (b) was then generally known to the public or became known to the public through no fault of such party or its representatives, (c) was disclosed to such party by a third party not bound by an obligation of confidentiality, or (d) was disclosed in accordance with an order of any bank regulatory agency or a court of competent jurisdiction.

                                   ARTICLE 10
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VALLEY

         All of the agreements and obligations of Valley under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived in whole or in part in writing by Valley:

         10.1) Representations Warranties and Agreements. The representations and warranties of Marquette set forth in this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of each of such dates. Marquette shall have performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         10.2) Regulatory Approval. All appropriate state and federal bank regulatory agencies shall have approved, and all statutory requirements shall have been satisfied in connection with, the consummation of the Merger and such approvals shall not have been withdrawn prior to the Effective Time.

         10.3) Shareholder Approval. This Agreement and the Plan of Merger shall have been approved by the affirmative vote of a majority of the outstanding shares of Newco and Valley.

         10.4) No Court Order. No court or governmental authority of competent jurisdiction shall have issued a permanent order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 11
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MARQUETTE

         All of the agreements and obligations of Marquette under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived in whole or in part in writing by Marquette:

        11.1) Representations Warranties and Agreements. The representations and warranties of Valley set forth in this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of each of such dates. Valley shall have performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        11.2) Material Adverse Change. There shall have been no material adverse change in the business or financial condition of the Bank Group taken as a whole since March 31, 2003, provided that such material adverse change shall not include changes resulting from changes in laws, rules, regulations, Generally Accepted Accounting Principles, general and local economic conditions, prevailing interest or deposit rates, or any other matter affecting financial institutions and their holding companies generally and which do not have a disproportionate impact on a member of the Bank Group.

        11.3) Regulatory Approval. All appropriate state and federal bank regulatory agencies shall have approved, and all statutory requirements shall have been satisfied in connection with the consummation of the Merger and such approvals shall not have been withdrawn prior to the Effective Time. Such approvals will be consistent with the applications described in Section 8.8 and no approvals, licenses or consents granted by any regulatory authority will contain any requirement, covenant or condition which in the reasonable judgment of Marquette is unduly burdensome and which Marquette could not be required to comply with but for this Agreement.

        11.4) Shareholder Approval. This Agreement and the Plan of Merger shall have been approved by the affirmative vote of a majority of the outstanding shares of Valley.

        11.5) Opinion of Counsel. Marquette has received a favorable opinion of counsel for Valley as of the Closing Date in form and substance satisfactory to Marquette, to the effect that:

         (a) Each member of the Bank Group is duly organized, validly existing and in good standing under the laws of its state of incorporation with all requisite power and authority necessary or required by law to carry on the business activity in which it is presently engaged;

         (b) The execution, delivery and performance of this Agreement by Valley, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and will not conflict with or result in any violation of or default under the Articles of Incorporation or Bylaws of any member of the Bank Group; and

         (c) As to Valley, the Agreement is valid, binding and enforceable in accordance with its terms.

        11.6) Good Standing. Valley shall have obtained and delivered to Marquette a certificate of good standing for itself and for the Bank to evidence corporate existence.

        11.7) No Court Order. No court or governmental authority of competent jurisdiction shall have issued a permanent order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

        11.8) Options. All of the Stock Options shall have been exercised in accordance with their terms prior to or as of the Closing Date, as further provided in the Stock Option Exercise Agreement in the form attached as Exhibit 11.8, or cancelled without payment of any consideration by the Bank Group.

                                   ARTICLE 12
                              DELIVERY OF DOCUMENTS

         On the Closing Date, the parties shall execute and/or deliver to the appropriate parties the following documents, instruments and agreements, together with such other documents, instruments and agreements as the other party (or its/their counsel) may reasonably request to consummate the Merger contemplated hereby:

12.1) By Valley:

        (a) Articles of Merger duly executed by Valley in the form attached as Exhibit A.

        (b) A Officer's Certificate signed by the president of Valley and UFC and certifying compliance with the terms and conditions of this Agreement, accuracy of the representations and warranties and approval of directors and shareholders.

        (c) The minute book and other corporate records of each member of the Bank Group as may be requested by Marquette.

        (d) The legal opinion and good standing certificate required by Article 11.

12.2) By Marquette:

        (a) Articles of Merger duly executed by Newco in the form attached as Exhibit A.

        (b) An Officer's Certificate signed by the president of Marquette and certifying compliance with the terms and conditions of this Agreement, accuracy of the representations and warranties and approval by the board of directors and shareholders of Newco.

                                   ARTICLE 13
                                  MISCELLANEOUS

        13.1) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

        (a) By mutual written consent of the parties.

        (b) By Marquette in the event of any material breach of any of the representations, warranties or covenants of Valley contained in this Agreement.

        (c) By Valley or UFC in the event of any material breach of any of the representations, warranties or covenants of Marquette contained in this Agreement or upon payment of the Break Up Fee in accordance with Section 13.17.

        (d) By any party if the Closing has not occurred by September 30, 2003, which date may be extended by the mutual written agreement of the parties.


If this Agreement is terminated, as provided in this Section, this Agreement will become void and there will be no liability or further obligation hereunder on the part of any party, their respective shareholders, officers, directors, trustees, guardians or custodians, except where such termination results from a willful and material breach of this Agreement. Notwithstanding the foregoing,
Section 9.2 shall survive the termination of this Agreement.

         13.2) Survival of Representations and Warranties. The representations and warranties of the parties hereto shall not survive the consummation of the Merger.

         13.3) Confidentiality of Transaction. Except where a party may be advised by counsel that disclosure is required under applicable law, no party shall make, and each party shall advise their agents, directors, officers, representatives and employees not to make, any public statement concerning the transactions contemplated by this Agreement without first consulting with, and obtaining the approval of, the other parties hereto. The parties agree that one or more press releases will be made promptly after the execution of this Agreement and the Closing.


         13.4) Amendment. No amendment, modification, termination or waiver of any provision of this Agreement will be effective unless in writing and signed by all parties.

         13.5) Successors in Interest. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         13.6) Partial Invalidity. Any provision of this Agreement which is prohibited or unenforceable will be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. If, however, the prohibition or unenforceability of any provision or provisions of this Agreement will either individually or in the aggregate, have a material adverse effect on the transaction contemplated by this Agreement and such provisions are held to be prohibited or unenforceable prior to the Closing Date, then the entire Agreement shall be deemed null and void.

         13.7) Entire Agreement. Except as otherwise specified herein, this Agreement contains the entire agreement between the parties hereto with respect to the Merger contemplated hereby and supersedes all prior agreements and understandings among the parties, if any, with respect to such Merger.

         13.8) Headings. The headings of this Agreement are for purpose of reference only and shall not limit or otherwise affect the meaning hereof.

         13.9) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

         13.10) Expenses. Except as may otherwise expressly be agreed to in writing by the parties, each party shall pay its respective expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, their respective legal fees, expenses and filing fees regardless of whether such transactions are consummated.

         13.11) Waivers. No failure or delay on the part of any party in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

         13.12) Assignability. A party may not assign any of such party's rights, liabilities or obligations under this Agreement without the prior written consent of the other parties hereto.

         13.13) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or three days after deposit in the United States Mail, mailed first class, certified and return receipt requested, addressed as follows:

         If to Valley:                             With a copy to:
         -------------                             ---------------

         Michael Day                               John W. Manning
         Valley Bancorp, Inc.                      Dorsey & Whitney LLP
         3550 North Central Avenue                 8 Third Street N., Suite 507
         Suite 150                                 Great Falls MT  59401
         Phoenix AZ  85012                         Fax No. (406) 727-3638
         Fax No. (602) 274-7200


         If to UFC:

         Kurt Weise
         United Financial Corp
         c/o Central Financial Services, Inc.
         5500 Wayzata Boulevard, Suite 145
         Golden Valley MN  55416
         Fax No. (763) 542-8617

         If to Marquette:                       With a copy to:
         ---------------                        --------------
         Jann Ozzello Wilcox                    Jay L. Kim
         -----------------------------
         Marquette Financial Companies          Marquette Financial Companies
         3800 Dain Rauscher Plaza               3800 Dain Rauscher Plaza
         60 South Sixth Street                  60 South Sixth Street
         Minneapolis, MN 55480-1000             Minneapolis, MN 55480-1000
         Fax. No. (612) 661-3863                Fax. No. (612) 661-3853

Any party may, by notice so given to the other party, change the address to which notices shall thereafter be sent. In all events, the postmark date of such notice or notices shall be deemed the effective date of such notice for all purposes hereunder.

         13.14) No Shop. Prior to the Closing Date, or earlier termination of this Agreement, Valley and UFC shall not, directly or indirectly, and shall not permit or cause any member of the Bank Group to, solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of, or any equity interest in, any member of the Bank Group, or any tender offer, exchange offer, merger, consolidation, business combination, sale of substantial assets or of a material amount of assets, sale of securities, recapitalization, liquidation, dissolution or similar transactions involving any member of the Bank Group (each a "Transaction"), provided, however, that nothing contained herein shall prevent the Valley, UFC or their respective Boards of Directors from furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written offer regarding a Transaction, if and only to the extent that such Board of Directors determines in good faith (upon the advice of outside legal counsel) that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and subject to the payment of the Break Up Fee as further provided in Section 13.17.

         13.15) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.16) Arbitration. In the event of any dispute, claim or controversy arising under this Agreement, the same shall be settled at Minneapolis, Minnesota, by arbitration under the rules of commercial arbitration of the American Arbitration Association, as modified by this Section 13.16. Any party may, by written notice to the other parties after such a controversy has arisen hereunder, appoint one arbitrator. The other parties to the controversy shall, by written notice, within fifteen (15) days after the receipt of such notice by the first party, appoint a second arbitrator, and in default of such appointment the first arbitrator appointed shall be the sole arbitrator. When two (2) arbitrators have been appointed as hereinabove provided, they shall, if possible, agree on a third arbitrator who shall be appointed by written notice signed by both of them with a copy mailed to each party hereto within fifteen
(15) days after such appointment. In the event fifteen (15) days shall elapse after the appointment of the second arbitrator without notice of appointment of the third arbitrator as hereinabove provided, then any party may in writing request a Judge of the Minnesota District Court, in the County of Hennepin, to appoint a third arbitrator. The arbitrators shall follow substantive rules of law and the Federal Rules of Evidence and allow the parties to conduct discovery pursuant to the Federal Rules of Civil Procedure for a period not to exceed sixty (60) days. After receiving evidence and hearing witnesses, if any, the arbitrators shall render their award, accompanied by findings of fact and a statement of reasons for the decision. The award of the majority of the arbitrators shall be conclusive and binding upon the parties. Any award rendered therein may be entered in any court having jurisdiction thereof. The costs and expenses of arbitration (excluding legal and expert fees of the parties, if any) shall be paid equally by the parties. The parties further acknowledge and agree that arbitration under this Section 13.16 may be utilized to resolve both pre-closing and post-closing disputes under this Agreement.

         13.17 Break Up Fee. In the event that Valley enters into discussions or negotiations with any person or entity in connection with an unsolicited bona fide written offer regarding a Transaction in accordance with Section 13.14 and as a result thereof seeks to be released from its obligations under and otherwise terminate this Agreement, then Valley shall pay Marquette the Break Up Fee, and, upon payment of such fee, this Agreement may be terminated by Valley in accordance with Section 13.1. In the event that UFC (a) fails to vote the UFC Shares in favor of the transactions contemplated by this Agreement in accordance with Section 8.4, or (b) enters into discussions or negotiations with any person or entity in connection with an unsolicited bona fide written offer regarding a Transaction in accordance with Section 13.14 and as a result thereof seeks to be released from its obligations under and otherwise terminate this Agreement, then UFC shall cause Valley to pay Marquette the Break Up Fee (defined below), and, upon payment of such fee, this Agreement may be terminated by UFC in accordance with Section 13.1. The "Break Up Fee" payable under this section shall be the sum of five hundred thousand dollars ($500,000) and, notwithstanding Sections 8.4 and 13.14, neither Valley nor UFC shall be relieved of their obligations under this Agreement until the Break Up Fee shall be paid in full to Marquette.


         THE PARTIES have executed this Agreement in the manner appropriate for each, as of the day and year first above written.

                                    Valley Bancorp, Inc.

                                    By   /s/ Kurt R. Weise
                                    --------------------------------------------
                                             Kurt R. Weise
                                             -----------------------------------
                                    Its      Chairman
                                       -----------------------------------------

                                    United Financial Corp.

                                    By   /s/ Kurt R. Weise
                                    --------------------------------------------
                                             Kurt R. Weise
                                             -----------------------------------
                                    Its      Chairman
                                       -----------------------------------------

                                    Marquette Financial Companies

                                    By   /s/ Jann Ozzello Wilcox
                                       -----------------------------------------
                                             Jann Ozzello Wilcox
                                             -----------------------------------
                                    Its      CFO
                                       -----------------------------------------


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